Exhibit (8)(i)

AMENDMENT TO FUND PARTICIPATION AGREEMENT

THIS AMENDMENT TO FUND PARTICIPATION AGREEMENT is made as of this 8th day of November, 2011, by and among Janus Aspen Series (the “Fund”), Janus Capital Management LLC (the “Adviser”) and Great-West Life & Annuity Insurance Company (“Company”) (collectively, the “Parties”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Parties entered into to a Fund Participation Agreement dated May 1, 2007, as amended, (the “Agreement”); and

WHEREAS, the Parties desire to add additional Company separate accounts to the Agreement; and

WHEREAS, the Parties desire and agree to amend the Agreement by deleting in its entirety Schedule A of the Agreement and replacing it with the Schedule A attached hereto.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:

1.	Schedule A is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

2.	Article VII shall be revised as follows:

“If to Company:

Great-West Life & Annuity Insurance Company

8515 E. Orchard Road

Greenwood Village, CO 80222

Attn: Chief Legal Counsel

3.	All other provisions of the Agreement shall remain in full force and effect.

4.	The Agreement, as supplemented by this Amendment, is ratified and confirmed.

5.	This Amendment may be executed in two or more counterparts which together shall constitute one instrument.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By:	/s/ Ron Laeyendecker
Name: Ron Laeyendecker
Title: Senior Vice-President
Date: 11/3/11

JANUS ASPEN SERIES
By its authorized officer,

By:	/s/ Stephanie Grauerholz
Name: Stephanie Grauerholz
Title: Vice President
Date:

JANUS CAPITAL MANAGEMENT LLC

By its authorized officer,

By:	/s/ Russell P. Shipman
Name: Russell P. Shipman
Title: Senior Vice President
Date:

2

SCHEDULE A

Separate Accounts

Name of Separate Accounts

Great-West Life & Annuity Insurance Company Accounts:

Variable Annuity-1 Series Account

[including Schwab Select Annuity and Schwab OneSource Annuity Contracts]

Variable Annuity-2 Series Account